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                                                                      EXHIBIT 21

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                           SUBSIDIARIES AND AFFILIATES

                            Jurisdiction of Ownership
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  COMPANY                                                        INCORPORATION                           INTEREST
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 Allied Friction Products Australia Pty Ltd.                Australia                                      100%
 Cobra Europe S.A.                                          France                                         100%
 Evand Pty Ltd.                                             Australia                                      100%
 F.I.P. Pty Ltd.                                            Australia                                      100%
 H.P. s.r.l.                                                Italy                                          100%
 Jinhu Control Systems Co. Ltd.                             China                                           60%
 Milufab, Inc.                                              Canada                                         100%
 MotivePower Foreign Sales Corporation                      Barbados                                       100%
 MotivePower, Inc.                                          Delaware                                       100%
 Pioneer Friction Limited                                   India                                          100%
 Railroad Friction Products Corporation                     Delaware                                       100%
 RFPC Holding Corporation                                   Delaware                                       100%
 Stone UK, Ltd.                                             United Kingdom                                 100%
 ThermoSealed Castings Ltd.                                 Canada                                         100%
 Vapor Rail Inc.                                            Canada                                         100%
 Vapor Stone UK Limited                                     United Kingdom                                 100%
 Wabco Freight Car Products Ltd.                            Canada                                         100%
 Wabtec Australia Pty. Limited                              Australia                                      100%
 Wabtec Corporation                                         New York                                       100%
 Wabtec de Mexico S.A., de C.V.                             Mexico                                         100%
 Wabtec Distribution Company                                Delaware                                       100%
 Wabtec Foundry Ltd.                                        Canada                                         100%
 Wabtec Holding Corp.                                       Delaware                                       100%
 Wabtec Rail Limited                                        United Kingdom                                 100%
 Wabtec Railway Electronics Corporation                     Nova Scotia                                    100%
 Wabtec Railway Products India Private Ltd.                 India                                          100%
 Wabtec Servicios Administrativos, S.A. de C.V.             Mexico                                         100%
 Wabtec Transportation Technologies                         Delaware                                       100%
 Westinghouse International Corporation                     Barbados                                       100%
 Westinghouse Railway Holdings (Canada) Inc.                Canada                                         100%
 Young Touchstone Company                                   Wisconsin                                      100%
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